Exhibit 10.3

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO THE RESTRICTIONS DESCRIBED IN SECTION 8 HEREOF, AND NO TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS RELATING TO SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH.

Stronghold Digital Mining, Inc.

STOCK PURCHASE WARRANT

Date of Issuance: March 28, 2023 (the “Date of Issuance”)	Certificate No. W-BM1

FOR VALUE RECEIVED, Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), hereby grants to Bruce - Merrilees Electric Co., a Pennsylvania corporation, and/or its registered assigns (the “Registered Holder”) the right (this “Warrant”) to purchase from the Company a number of shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”), equal to the Warrant Share Number at a price per share equal to $0.0001 (the “Exercise Price”). This Warrant, and any additional warrants issued from time to time pursuant to the terms hereof, are collectively referred to herein as the “Warrants.” Certain capitalized terms used herein are defined in Section 6, unless the context otherwise requires. The amount and kind of securities obtainable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1. Exercise of Warrant.

1A.Exercise Period. The holder of this Warrant may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the tenth (10th) anniversary hereof (the “Exercise Period”).

1B.Exercise Procedures.

(i)          This Warrant shall be deemed to have been exercised (in whole or in part) when the Company has received all of the following items (as the case may be from time to time, the “Exercise Time”):

(a)       a completed Exercise Agreement, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b)       if this Warrant is not registered in the name of the Purchaser, an assignment or assignments in the form of Exhibit A attached hereto (each, an “Assignment”) evidencing the assignment of this Warrant to such Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8; and

(c)         either (x) wire transfer of immediately available funds or a check payable to the Company in an amount equal to the product of the Exercise Price and the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”) or (y) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price (provided that, for purposes of this Section 1B(i)(c), the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon).

(ii)         As an alternative to the exercise of this Warrant as provided in Section 1B(i), the holder of this Warrant may exchange all or part of the purchase rights represented by this Warrant by delivering a completed Exercise Agreement that such holder is exchanging this Warrant (or a portion thereof) for an aggregate number of shares of Common Stock specified in the Exercise Agreement, from which the Company shall withhold and not issue to such holder a number of shares of Common Stock with an aggregate Market Price equal to the Aggregate Exercise Price of the shares of Common Stock specified in such Exercise Agreement (and such withheld shares shall no longer be issuable under this Warrant).

(iii)        The Purchaser shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. On or before the fourth Trading Day following the Exercise Time (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such shares of Common Stock initiated at the applicable Exercise Time)(the “Share Delivery Date”), the Company shall, upon the request of the Purchaser, either (X) credit such aggregate number of shares of Common Stock to which the Purchaser is entitled pursuant to such exercise (“Warrant Exercise Shares”) to the Purchaser’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system, or (Y) issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Agreement, a certificate, registered in the name of the Purchaser or its designee, for the Warrant Exercise Shares.

(iv)        Notwithstanding the time period described in Section 1B(iii), the Warrant Exercise Shares shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Exercise Shares at the Exercise Time.

(v)        The issuance from time to time of Warrant Exercise Shares or any new Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection therewith. Each Warrant Exercise Share shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free and clear of all liens.

(vi)       The Company shall not close its books against the transfer of this Warrant or any Warrant Exercise Shares in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

(vii)        The Company shall provide reasonable assistance and cooperation to any Registered Holder or Purchaser in connection with any filings required to be made with, or approvals required to be obtained of, any Governmental Authority by such Registered Holder or Purchaser prior to or in connection with any exercise of this Warrant (including by making any filings required to be made by the Company).

(viii)      Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company or any direct or indirect parent of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of such registered public offering or sale, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

(ix)        The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents, any applicable Law or any requirements of any U.S. securities exchange upon which shares of Common Stock may be listed. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

(x)         The Company shall not effect the exercise of any portion of this Warrant, and the Purchaser shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Purchaser together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Purchaser and the other Attribution Parties shall include the number of shares of Common Stock held by the Purchaser and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Purchaser or any of the other Attribution Parties. For purposes of this Section 1B.(x), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Purchaser may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Agreement from the Purchaser at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Purchaser in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Purchaser’s beneficial ownership, as determined pursuant to this Section 1B.(x), to exceed the Maximum Percentage, the Purchaser must notify the Company of a reduced number of Warrant Exercise Shares to be acquired pursuant to such Exercise Agreement (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Purchaser any exercise price paid by the Purchaser for the Reduction Shares. For any reason at any time, upon the written or oral request of the Purchaser, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Purchaser the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Purchaser and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Purchaser upon exercise of this Warrant results in the Purchaser and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Purchaser’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Purchaser shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Purchaser the exercise price paid by the Purchaser for the Excess Shares. Upon delivery of a written notice to the Company, the Purchaser may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1B.(x) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1B.(x) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

1C.Exercise Agreement. Upon any exercise of this Warrant, the exercise agreement to be delivered by the Purchaser pursuant to Section 1B(i)(a) shall be substantially in the form attached hereto as Exhibit B (the “Exercise Agreement”), except that if the Warrant Exercise Shares are not to be issued in the name of the Purchaser, the Exercise Agreement shall also state the name of the Person to whom the certificates for such Warrant Exercise Shares are to be issued, and if the number of Warrant Exercise Shares to be issued in connection with such exercise does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant, if requested by Purchaser, for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

Section 2. Adjustment of Number of Warrant Exercise Shares. In order to prevent dilution of the rights granted under this Warrant, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2 (including Sections 2A and 2D).

2A.Customary Adjustments.

(i)         Subdivision or Combination of Common Stock. If the Company at any time prior to the expiration of the Exercise Period subdivides (by any stock split, stock dividend, reclassification, recapitalization or other similar transaction) one or more classes of its Common Stock into a greater number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time prior to the expiration of the Exercise Period combines (by reverse stock split, reclassification, recapitalization or other similar transaction) one or more classes of its Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

(ii)         Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that each holder of the Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (if the holder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment in the number and class of securities acquirable and receivable upon exercise of the Warrants). The Company shall not effect any Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) which would result from such Organic Change assumes irrevocably and in writing, expressly for the benefit of each holder of Warrants (which assumption shall, unless such Organic Change is a bona fide third party transaction undertaken with a Person or Persons who are not Affiliates of the Company or its Subsidiaries, be in form and substance reasonably satisfactory to the Registered Holder), the obligation to deliver to each holder of the Warrants such cash, stock, securities or other assets or property as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(iii)       Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2A, but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company shall make an appropriate adjustment in the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holder of this Warrant; provided that, no such adjustment pursuant to this Section 2A(iii) shall decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2A.

2B.[Reserved].

2C.[Reserved].

2D.Notices. The Company shall give written notice to the Registered Holder:

(i)        promptly and in any event within one (1) day, upon any adjustment to the number of shares of Common Stock obtainable upon exercise of this Warrant pursuant to Section 2A, setting forth in reasonable detail and certifying the calculation of such adjustment;

(ii)         [reserved];

(iii)       at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; and

(iv)         at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation shall take place;

or, in the case of any of the foregoing clauses (ii) through (iv) above, such shorter period of time to the extent determined by the Company Board in good faith that it would not be reasonably practicable for the Company to provide such notice at least ten (10) Business Days prior, in which case the Company shall provide such notice as promptly as reasonably practicable prior Without the prior written consent of the Registered Holder, no such notice shall contain any material, non- public information regarding the Company or any of its subsidiaries.

Section 3. Liquidating Dividends. If at any time prior to the expiration of the Exercise Period, the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company shall pay to the Registered Holder, at the time of payment thereof, cash, in an amount equal to the portion of the Liquidating Dividend that would have been paid to the Registered Holder had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 4. Purchase Rights. If at any time prior to the expiration of the Exercise Period, the Company grants, issues or sells any Options, Convertible Securities or other rights to acquire securities of the Company or other property pro rata to the record holders of any class of Common Stock (“Purchase Rights”), then the Registered Holder shall be entitled to aggregate Purchase Rights, upon terms no less favorable than those offered to the record holders of Common Stock, equal to the Purchase Rights that the Registered Holder would have been entitled had this Warrant been fully exercised immediately prior to the date on which a record is taken for the issuance of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the issuance of such Purchase Rights.

Section 5. No Duplication Notwithstanding anything contained herein to the contrary, if the provisions of more than one sub-section of Section 2 (including Sections 2A and 2D), Section 3 or Section 4 could require, in connection with a single transaction or issuance, an adjustment to the number of shares of Common Stock obtainable upon exercise of this Warrant and/or issuance of additional Warrants, rights or securities to the Registered Holder under this Warrant, only one such provision shall apply, without duplication, and only one adjustment or issuance shall be made in connection therewith (it being understood, for the avoidance of doubt, that with respect to any single transaction, the Registered Holder may be entitled either to such an adjustment or to the issuance of additional rights or securities, as is more favorable to the Registered Holder, but not both), and there shall be no adjustment or issuance of rights or other securities to the Registered Holder pursuant to this Warrant with respect to (i) Common Stock issued or issuable upon exercise of the Warrants or in respect of any Purchase Rights granted, issued or sold to the holder of this Warrant pursuant to Section 4, or (ii) the issuance of any Common Stock or other securities upon conversion, exchange or exercise of any securities outstanding on the date hereof.

Section 6. Definitions. The following terms have meanings set forth below:

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Affiliate” has the meaning set forth in Rule 12b-2 of the 1934 Act.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Registered Holder or Purchaser or any of the foregoing, (ii) any Person acting or who could be deemed to be acting as a Group (as defined in the 1934 Act) together with the Registered Holder or Purchaser or any of the foregoing and (iii) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Registered Holder’s or Purchaser’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Registered Holder or Purchaser, as applicable, and all other Attribution Parties to the Maximum Percentage.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Governmental Authority” means any (i) government, (ii) governmental or quasi- governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, U.S. or non U.S., supranational or of any other jurisdiction.

“Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, or any U.S. state, county, city or other political subdivision or of any Governmental Authority.

“Market Price” means as to any security the average of the closing prices of such security’s sales on all U.S. securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the U.S. over- the-counter market as reported by OTC Market Group Inc., or any similar successor organization, in each such case averaged over a period of eleven (11) Trading Days consisting of the day as of which “Market Price” is being determined and the ten (10) consecutive Trading Days prior to such day. If at any time such security is not listed on any U.S. securities exchange or quoted in the U.S. over-the-counter market, the “Market Price” shall be the fair value thereof reasonably determined in good faith by the Company Board (without applying any marketability, minority or other discounts); provided that, if the Registered Holder in good faith disputes such determination, fair value shall be determined (without applying any marketability, minority or other discounts) by an appraiser jointly selected by the Company and the Registered Holder. The Company and the Registered Holder shall instruct such appraiser that it may not assign a fair value greater than the greatest value determined by either such party nor less than the lowest value determined by either such party. The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company; provided that, if such appraiser determines that the actual fair value of the relevant consideration is (i) less than five percent (5%) more or less (as the case may be) than the fair value as determined by the Company Board, and (ii) closer to the fair value as determined by the Company Board than to the fair value as determined by, then such fees and expenses shall be paid by the Registered Holder.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other similar transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or another entity.

“Registration Rights Agreement” means that certain registration rights agreement, by and among the Company and the Registered Holder relating to, among other things, the registration of the resale of the shares of Common Stock issuable upon exercise of this Warrant, as may be amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing member or general partner of such partnership, limited liability company or other business entity.

“Trading Day” means, any day on which the Common Stock is traded on The Nasdaq Global Market, or, if such market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Registered Holder.

“Warrant Share Number” means 3,000,000.

Section 7. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder of this Warrant to purchase Common Stock, and no enumeration herein of the rights or privileges of such holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a shareholder of the Company.

Section 8. Assignment and Transfer. Subject to the transfer conditions and restrictions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company.  In connection with any such transfer, the Company shall issue in the name of the transferee a new Warrant of like kind representing the same rights represented by this Warrant. Any transfer in violation of the transfer conditions or restrictions referred to in the legend endorsed hereon shall be void ab initio.

Section 9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and such new Warrants shall represent such portion of the rights hereunder as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as “Warrants.”

Section 10.Replacement. If any certificate evidencing the Warrants is lost, stolen, destroyed or mutilated, the Company shall (at its expense), upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be deemed to be satisfactory) of the ownership of the Warrants, execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 11.Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to (x) the Company, at its principal executive office, with copies (which shall not constitute notice) to [  ], and (y) the Registered Holder, at [  ]. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 11, be deemed given on the day so delivered, or, if delivered after 5:00 p.m. local time of the recipient or on a day other than a Business Day, then on the next proceeding Business Day, or if delivered by facsimile transmission or email as provided in this Section 11, be deemed delivered upon confirmation of receipt, (ii) if delivered by mail in the manner described above to the address as provided in this Section 11, be deemed given on the earlier of the third (3rd) Business Day following mailing or upon receipt and (iii) if delivered by overnight courier to the address as provided for in this Section 11, be deemed given on the earlier of the first (1st) Business Day following the date sent by such overnight courier or upon receipt, in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11. Either party hereto from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party.

Section 12.Absence of Restrictions. The Company acknowledges and agrees that the Registered Holder is not a fiduciary or agent of the Company and that the registered Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Registered Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Registered Holder may, subject to any restrictions under applicable law, freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

Section 13.Remedies.

(i)          The Company hereby agrees that, in the event that the Company violates any provisions of this Warrant (including the obligation to deliver shares of Common Stock upon the exercise thereof), the remedies at Law available to the holder of this Warrant may be inadequate. In such event, the Registered Holder shall have the right, in addition to all other rights and remedies any of them may have, to specific performance and/or injunctive or other equitable relief to enforce or prevent any violations by the Company of this Warrant and/or any other Warrants.

(ii)        If the Company shall fail, for any reason or for no reason, on or prior to the 4th Trading Day following the Exercise Time, to issue and deliver to the Purchaser (or its designee) a certificate for the number of Warrant Exercise Shares to which the Purchaser is entitled and register such Warrant Exercise Shares on the Company’s share register or, to credit the balance account of the Purchaser’s or its designee with DTC for such number of Warrant Exercise Shares to which the Purchaser is entitled upon the Purchaser’s exercise of this Warrant (as the case may be) (a “Delivery Failure”), then, in addition to all other remedies available to the Registered Holder, (X) the Company shall pay in cash to the Registered Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Registered Holder or Purchaser on or prior to the Share Delivery Date and to which the Registered Holder and Purchaser are entitled, multiplied by (B) any trading price of the Common Stock selected by the Registered Holder in writing as in effect at any time during the period beginning on the applicable Exercise Time and ending on the applicable Share Delivery Date, and (Y) the Registered Holder, upon written notice to the Company, may void its Exercise Agreement with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Agreement; provided that the voiding of an Exercise Agreement shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 13.(ii) or otherwise. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

Section 14.Amendment and Waiver. No amendment of any provision of this Warrant shall be valid unless the same shall be in writing and signed by the Company and the Registered Holder.

Section 15.Enforcement. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Registered Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

Section 16.Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All matters arising out of or relating to this Warrant and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

Section 17.  Registration Rights. In connection with the issuance of the Warrants to hereto, the Company and Registered Holder shall use best faith efforts to enter into a Registration Rights Agreement no later than five (5) Trading Days after the date hereof.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the Date of Issuance.

STRONGHOLD DIGITAL MINING, INC.

By:	/s/ Greg Beard

Name: Greg Beard
Title: CEO

[Signature Page – Warrant]

ACKNOWLEDGED AND AGREED:

BRUCE - MERRILEES ELECTRIC CO.

By: /s/ Jay H. Bruce
Name: Jay H. Bruce
Title: President & CEO

[Signature Page – Warrant]

EXHIBIT A

ASSIGNMENT

FOR VALUE RECEIVED,                                                               hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-   ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address of Assignee	Number of Underlying Shares Assigned

[Assignor]

By:
Name:
Title:

EXHIBIT B

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-   ), hereby agrees to subscribe for the purchase of                  shares of the Common Stock covered by such Warrant.

Check one box:

☐	I am attaching a cashier’s, personal or certified check, or have arranged for a wire transfer of immediately available funds to the Company, in an amount equal to the Aggregate Exercise Price.

☐	I hereby surrender to the Company debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price.

☐	In lieu of paying cash, I have elected to receive such lesser number of shares of Common Stock as determined pursuant to Section 1B(ii) of the attached Warrant.

By:
Name:
Title: